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                                                                    Exhibit 23.3
                                                                    ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 1999, except as to the pooling of interests with triSpan, Inc. which is as of February 26, 1999, and except as to the pooling of interests with THINK New Ideas, Inc. which is as of February 8, 2000 relating to the consolidated financial statements, which appears in AnswerThink Consulting Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
March 10, 2000